SERVICING CERTIFICATE                                                   Page 5

   MLCC Mortgage Investors, Inc.               Current Collection Period:
                                               17-Oct-96 to 18-Oct-96

   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1
                                         P & S Agreement Date:        01-Apr-96
                                         Current pass-through rates:

   Investor Certificates, Series 1996-1  LIBOR + 0.23%   5.60500%
                                         Original Closing Date:       25-Oct-96
                                         Distribution Date:           25-Nov-96

   Note: A Rapid Amortization Event has not occured since the prior Distribution Date.
                          31  - Accrual Days
                          Investor Floating Allocation Percentage   89.389561%
   LIBOR  5.37500%   8.98662% - Net Loan Rate
                          Investor Fixed Allocation Percentage      98.000000%
   WAC    9.48662%   8.88662% - Alternate Certificate Rate

 1      Beginning Pool Balance                                                    (P&S 4.01xx, 5.03xii)      318,126,317.67
 2      Beginning Pool Factor                                                                                    109.501550%
 3      Beginning Invested Amount                                                 (P&S 4.01xxi)              283,989,968.36
 4      Beginning Seller Interest                                                                             34,134,349.31
 5      Beginning Certificate Principal Balance  (INSURED AMOUNT)                 (P&S 4.01xxix)             283,989,968.36
 6      Beginning Overcollateralization Amount                                                                         0.00
 7      Minimum Seller Interest                                                                                5,811,204.77
 8      Required Amount                                                           (P&S  4.01xxii, 5.03x)       5,810,444.10
 9      Seller Subordinated Amount                                                (P&S 4.01xxiii, 5.03xi       5,810,444.10
        Collection Amounts
10      Aggregate of all Trust Interest Collections                               (P&S 4.01i )                 2,244,036.59
11      Aggregate of all Trust Principal Collections                              (P&S 4.01ii )               17,783,463.90
12      Aggregate of any Trust Insurance Proceeds                                 (P&S 4.01iii )                       0.00
13      Aggregate of any Net Trust Liquidation Proceeds                           (P&S 4.01iv)                         0.00
14      Aggregate of Transfer Deposits                                            (P&S 4.01v)                          0.00
15      Monthly Advance For Such Distribution Date                                (P&S 4.01vi, 5.03xx)           178,874.61
16 i.   Available Distribution Amount (10+11+12+13+14+15)                         (P&S 4.01vii)               20,208,175.10
   ii.  Distribution to Trustee                                                                                3,026,172.30
17      Monthly Advance Reimbursement Amount                                      (P&S 4.01viii)                       0.00
18      Investor Loss Amount                                                      (P&S 4.01xviii)                      0.00
19      Current Investor Loss Distribution Amount                                                                      0.00
20      Current Month Additional Balances                                         (P&S 4.01xxvii)             17,180,002.80
21      Available Excess Interest (10+15-24i-25ii-26ii)                                                          767,603.60
22      Liquidation Loss Amounts                                                                                       0.00
23      Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)             (P&S 4.01xviii)                      0.00

        Distribution Amounts
24 i.   Total Amount to Certificate Insurer                                                                       24,454.69
   ii.  Monthly Insurance Premium                                                                                 24,454.69
   iii  Reimbursement Amount                                                      (P&S 4.01xxx)                        0.00

25 i.   Investor Certificate Distribution Amount (25v+25x)                        (P&S 5.03i)                  1,974,146.57
   ii.  Certificate Formula Interest                                              (P&S 4.01xi)                 1,370,685.47
   iii  Certificate Interest Collections                                          (P&S 4.01x)                  2,162,743.66
   iv.  Unpaid Certificate Interest Shortfall Included in 25i                     (P&S 4.01xiii)                       0.00
   v.   Total Certificate Distribution Allocable to Interest (25ii+26iv)                                       1,370,696.47
   vi.  Maximum Principal Payment                                                 (P&S 4.01xvii)              17,427,794.62
   vii  Alternative Principal Payment                                             (P&S 4.01xvii)                 803,461.10
   vii  Scheduled Principal Collections Payment                                   (P&S 4.01xvii)                 803,461.10
   ix.  Accelerated Principal Distribution Amount                                 (P&S 4.01xvi)                        0.00
   x.   Total Certificate Distribution Allocable to Principal (19+25viii+25ix)                                   603,461.10

26 i.   Seller Distribution Amount                                                                             1,027,571.04
   ii.  Seller Interest Collections (10+15-19-25iii)                              (P&S 4.01xv)                   259,967.54
   iii  Residual Amount included in 26i                                           (P&S 4.01xxxi)                 767,603.50
   iv.  Seller Principal Collections (11-25viii)                                  (P&S 4.01xv)                         0.00

27      Unpaid Certificate Interest Shortfall Due (From Previous Distributions)   (P&S 4.01xii)                        0.00
28      Investor Loss Reduction Amount (From Previous Distributions)              (P&S 4.01xix)                        0.00
29      Liquidation Loss Amounts (From Previous Distributions)                    (P&S 4.01 xxxvi)                        0
30      Cumulative Number of all Retransferred Mortgage Loans
               (From Previous Distributions)                                      (P&S 4.01xxxvii, 5.03x)                 0
31      Cumulative Retransferred Mortgage Loan Trust Balances
               (From Previous Distributions)                                      (P&S 4.01xxxvii, 5.03x)              0.00

32      Unpaid Certificate Interest Shortfall (Carryover)                         (P&S 4.01xiv)                        0.00
33      Number of all Retransferred Mortgage Loans (Current Retransfer Date)      (P&S 4.01xxxvii, 5.03x)                 0
34      Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)      (P&S 4.01xxxvii, 5.03x)              0.00

35      Ending Pool Balance                                                       (P&S 5.03xii)              317,522,858.57
36      Ending Pool Factor                                                        (P&S 4.01xxv, 5.03ix)          109.293834%
37      Ending Invested Amount                                                                               283,388,507.26
38      Ending Seller Interest                                                    (P&S 4.01xxvi)              31,130,348.31
39      Ending Certificate Principal Balance  (INSURED AMOUNT)                    (P&S 4.01xxv, 4.01xxix)    283,380,507.26
40      Ending Overcollateralization Amount                                       (P&S 4.01xxiv, 5.03xii)              0.00

STATEMENT TO CERTIFICATEHOLDERS                                          Page 6

   MLCC Mortgage Investors, Inc.                     Current Collection Period:
                                                     17-Oct-96 to 18-Oct-96

   ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1
                                         P & S Agreement Date:       01-Apr-96
                                         Current pass-through rates:

   Investor Certificates, Series 1996-1  LIBOR + 0.23%   5.60500%
                                         Original Closing Date:      25-Oct-96
                                         Distribution Date:          25-Nov-96

   Note: A Rapid Amortization Event has not occured since the prior Distribution Date.
                         31  - Accrual Days
                         Investor Floating Allocation Percentage    89.269581%

   LIBOR 5.37500% 8.98662%   - Net Loan Rate
                         Investor Fixed Allocation Percentage       88.000000%

   WAC 9.48662% 8.88662%     - Alternate Certificate Rate
Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

41 i. Total Certificate Distribution Amount Allocable to Interest                  (P&S 5.03ii)                     4.814305
   ii.Unpaid Certificate Interest Shortfall Included in Current Distribution       (P&S 5.03iii)                    0.000000
   iiiUnpaid Certificate Interest Shortfall Remaining after Current
         Distribution (Carryover)                                                  (P&S 5.03iv)                     0.000000

42 i  Total Certificate Distribution Allocable to Principal                        (P&S 5.03v)                      2.119557
   ii.Scheduled Principal Collections Payment                                      (P&S 5.03v)                      2.119557
   iiiAccelerated Principal Distribution Amount                                    (P&S 5.03v)                      0.000000

43 i  Reimbursed Investor Loss Reduction Amounts Included in Current
         Distribution                                                              (P&S 5.03vi)                     0.000000
   ii Investor Loss Reduction Amounts after Current Distribution (Carryover)       (P&S 5.03vii)                    0.000000

44    Servicing Fee                                                                (P&S 5.03xiv)                  135,094.74
45    Cumulative Monthly Advance by Servicer                                                                    1,470,914.27
46    Amount of Insured Payments by the Certificate Insurer                        (P&S 5.03xix)                        0.00

47 i. Number of Mortgage Loans 31 to 60 days delinquent                            (P&S 4.01xxxii, 5.03xvi)               51
   ii.Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent      (P&S 4.01xxxii, 5.03xvi)     5,994,897.94
48 i. Number of Mortgage Loans 61 to 90 days delinquent                            (P&S 4.01xxxii, 5.03xvi)               15
   ii.Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent      (P&S 4.01xxxii, 5.03xvi)       865,958.26
49 i. Number of Mortgage Loans 91 or more days delinquent                          (P&S 4.01xxxii, 5.03xvi)               10
   ii.Aggregate Principal Balances of Mortgage Loans 91 or more days delinquent    (P&S 4.01xxxii, 5.03xvi)       242,484.36
50 i. Number of Mortgage Loans in Foreclosure                                      (P&S 4.01xxxiii, 5.03xvii)              0
   ii.Aggregate Principal Balances of Mortgage Loans in Foreclosure                (P&S 4.01xxxiii, 5.03xvii)           0.00

51    Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed    (P&S 4.01xxxiv, 5.03xviii)           0.00
52    The Aggregate Trust Balances of any Liquidated Loans in the Current Month    (P&S 4.01xxxv)                       0.00